								 Exhibit 10

				 $80,000,000

			      CREDIT AGREEMENT

				    AMONG

			  OHIO CASUALTY CORPORATION

				 as Borrower,

			  THE LENDERS NAMED HEREIN,


		     LASALLE BANK NATIONAL ASSOCIATION,

				  as Agent,

				     and

			       ING CAPITAL LLC,

			    as Documentation Agent



				  DATED AS OF

				 July 31, 2002

			       TABLE OF CONTENTS
			       -----------------

									 Page
									 ----
ARTICLE I  DEFINITIONS AND RELATED MATTERS...............................  1
   1.1.    Definitions...................................................  1
   1.2.    Miscellaneous Provisions...................................... 15

ARTICLE II THE CREDITS................................................... 16
   2.1.    Commitment.................................................... 16
   2.2.    Required Payments; Termination................................ 16
   2.3.    Ratable Loans................................................. 16
   2.4.    Types of Advances............................................. 16
   2.5.    Non-Use Fee; Reductions in Aggregate Commitment............... 16
   2.6.    Minimum Amount of Each Advance................................ 17
   2.7.    Optional Principal Payments................................... 17
   2.8.    [Intentionally Omitted.]...................................... 17
   2.9.    Method of Selecting Types and Interest Periods for New
	     Advances.................................................... 17
   2.10.   Conversion and Continuation of Outstanding Advances........... 18
   2.11.   Interest Rates and Changes in Rates, etc...................... 18
   2.12.   Rates Applicable After Default................................ 19
   2.13.   Method of Payment............................................. 19
   2.14.   Evidence of Indebtedness...................................... 19
   2.15.   Telephonic Notices............................................ 20
   2.16.   Interest Payment Dates; Interest and Fee Basis................ 20
   2.17.   Notification of Advances, Interest Rates, Prepayments and
	     Commitment Reductions....................................... 20
   2.18.   Lending Installations......................................... 20
   2.19.   Non-Receipt of Funds by the Agent............................. 21

ARTICLE III  YIELD PROTECTION; TAXES..................................... 21
   3.1.    Yield Protection.............................................. 21
   3.2.    Changes in Capital Adequacy Regulations....................... 22
   3.3.    Availability of Types of Advances............................. 22
   3.4.    Funding Indemnification....................................... 23
   3.5.    Taxes......................................................... 23
   3.6.    Lender Statements; Survival of Indemnity...................... 24
   3.7.    Substitution of Lender........................................ 25

ARTICLE IV  CONDITIONS PRECEDENT......................................... 25
   4.1.    Effectiveness................................................. 25
   4.2.    Each Advance.................................................. 27

ARTICLE V  REPRESENTATIONS AND WARRANTIES................................ 28

				     i

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									 Page
									 ----

   5.1.    Existence and Standing........................................ 28
   5.2.    Authorization and Validity.................................... 28
   5.3.    No Conflict; Government Consent............................... 28
   5.4.    Financial Statements.......................................... 29
   5.5.    Material Adverse Change....................................... 29
   5.6.    Taxes......................................................... 29
   5.7.    Litigation and Contingent Obligations......................... 29
   5.8.    Subsidiaries.................................................. 30
   5.9.    ERISA......................................................... 30
   5.10.   Accuracy of Information....................................... 30
   5.11.   Federal Reserve Regulations................................... 30
   5.12.   Material Agreements........................................... 30
   5.13.   Compliance With Laws.......................................... 31
   5.14.   Ownership of Properties....................................... 31
   5.15.   Plan Assets; Prohibited Transactions.......................... 31
   5.16.   Environmental Matters......................................... 31
   5.17.   Investment Company Act........................................ 31
   5.18.   Public Utility Holding Company Act............................ 32
   5.19.   Insurance..................................................... 32
   5.20.   Solvency...................................................... 32
   5.21.   Insurance Licenses............................................ 32
   5.22.   Reinsurance................................................... 33
   5.23.   Reserves...................................................... 33
   5.24.   OCIC Capital and Surplus...................................... 33
   5.25.   Defaults...................................................... 33
   5.26.   Certain Fees.................................................. 33
   5.27.   Indebtedness.................................................. 34
   5.28.   Employee Controversies........................................ 34
   5.29.   Dividends..................................................... 34

ARTICLE VI COVENANTS..................................................... 34
   6.1.    Financial Reporting........................................... 34
   6.2.    Use of Proceeds............................................... 37
   6.3.    Notice of Default............................................. 37
   6.4.    Conduct of Business........................................... 38
   6.5.    Taxes......................................................... 38
   6.6.    Insurance..................................................... 38
   6.7.    Compliance with Laws.......................................... 38
   6.8.    Maintenance of Properties..................................... 39
   6.9.    Inspection.................................................... 39
   6.10.   Dividends..................................................... 39
   6.11.   Indebtedness.................................................. 39
   6.12.   Merger........................................................ 40

				     ii

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									 Page
									 ----
   6.13.   Sale of Assets................................................ 40
   6.14.   Investments................................................... 41
   6.15.   Acquisitions.................................................. 41
   6.16.   Liens......................................................... 41
   6.17.   Affiliates.................................................... 43
   6.18.   Other Indebtedness............................................ 43
   6.19.   Contingent Obligations........................................ 43
   6.20.   Financial Covenants........................................... 44
   6.21.   Reinsurance................................................... 44
   6.22.   Tax Consolidation............................................. 44
   6.23.   ERISA Compliance.............................................. 44
   6.24.   Environmental Matters......................................... 45
   6.25.   Change in Corporate Structure; Fiscal Year.................... 45
   6.26.   Inconsistent Agreements....................................... 45

ARTICLE VII  DEFAULTS.................................................... 46

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............. 48
   8.1.    Acceleration.................................................. 48
   8.2.    Amendments.................................................... 48
   8.3.    Preservation of Rights........................................ 49

ARTICLE IX  GENERAL PROVISIONS........................................... 49
   9.1.    Survival of Representations................................... 49
   9.2.    Governmental Regulation....................................... 49
   9.3.    Headings...................................................... 49
   9.4.    Entire Agreement.............................................. 49
   9.5.    Several Obligations; Benefits of this Agreement............... 50
   9.6.    Expenses; Indemnification..................................... 50
   9.7.    Number of Documents........................................... 51
   9.8.    Accounting.................................................... 51
   9.9.    Severability of Provisions.................................... 51
   9.10.   Nonliability of Lenders....................................... 51
   9.11.   Confidentiality............................................... 51
   9.12.   Nonreliance................................................... 52
   9.13.   Disclosure.................................................... 52

ARTICLE X  THE AGENT..................................................... 52
   10.1.   Appointment; Nature of Relationship........................... 52
   10.2.   Powers........................................................ 52
   10.3.   General Immunity.............................................. 53
   10.4.   No Responsibility for Loans, Recitals, etc.................... 53
   10.5.   Action on Instructions of Lenders............................. 53
   10.6.   Employment of Agents and Counsel.............................. 53

				    iii

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									 Page
									 ----
   10.7.   Reliance on Documents; Counsel................................ 54
   10.8.   Agent's Reimbursement and Indemnification..................... 54
   10.9.   Notice of Default............................................. 54
   10.10.  Rights as a Lender............................................ 55
   10.11.  Lender Credit Decision........................................ 55
   10.12.  Successor Agent............................................... 55
   10.13.  Agent's Fee................................................... 56
   10.14.  Delegation to Affiliates...................................... 56

ARTICLE XI  SETOFF; RATABLE PAYMENTS..................................... 56
   11.1.   Setoff........................................................ 56
   11.2.   Ratable Payments.............................................. 56

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS........... 57
   12.1.   Successors and Assigns........................................ 57
   12.2.   Participations................................................ 57
   12.3.   Assignments................................................... 58
   12.4.   Dissemination of Information.................................. 59
   12.5.   Tax Treatment................................................. 59

ARTICLE XIII  NOTICES.................................................... 59
   13.1.   Notices....................................................... 59
   13.2.   Change of Address............................................. 60

ARTICLE XIV  COUNTERPARTS................................................ 60

ARTICLE XV  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
   TRIAL................................................................. 60
   15.1.   CHOICE OF LAW................................................. 60
   15.2.   CONSENT TO JURISDICTION....................................... 60
   15.3.   WAIVER OF JURY TRIAL.......................................... 60


EXHIBITS
--------
Exhibit A       -       Form of Compliance Certificate
Exhibit B       -       Form of Assignment Agreement
Exhibit C       -       Form of Revolving Note
Exhibit D               Form of Solvency Certificate

SCHEDULES
---------
Schedule 2.15   -       List of Authorized Persons
Schedule 5.3    -       Consents

				     iv

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Schedule 5.8    -       Subsidiaries
Schedule 5.21   -       Insurance Licenses
Schedule 5.22   -       Reinsurance
Schedule 5.23   -       Reserves
Schedule 5.27   -       Indebtedness
Schedule 6.16   -       Liens
Schedule 6.19   -       Contingent Obligations


				      v

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			       CREDIT AGREEMENT

     This Credit Agreement, dated as of July 31, 2002, is among Ohio Casualty Corporation, an Ohio corporation ("Borrower"), the Lenders, LaSalle Bank National Association ("LaSalle"), as Agent, and ING Capital LLC, as Documentation Agent.

			       R E C I T A L S:

     WHEREAS, the Lenders have agreed to make available to Borrower a revolving credit facility, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

				   ARTICLE I
			DEFINITIONS AND RELATED MATTERS
			-------------------------------

     1.1. Definitions.  As used in this Agreement:
	  -----------
     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through the purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to Borrower of the same Type and, in the case of LIBOR Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Affected Lender" is defined in Section 3.7.
				     -----------

     "Agent" means LaSalle in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a
                        ---------
Lender, and any successor Agent appointed pursuant to Article X.
                                                      ---------

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" of a Person means the president, any executive vice president or senior vice president or the chief financial officer or treasurer or controller of such Person, acting singly.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.
				      -----------

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and
(b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP as a fixed or capital asset excluding (a) the cost of assets acquired under Capitalized Lease Obligations, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) leasehold improvement expenditures for which Borrower or a Subsidiary is reimbursed promptly by the lessor.

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     "Capitalized Lease" of a Person means any lease of Property by such
Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Change" is defined in Section 3.2.
			    -----------

     "Change in Control" means, with respect to Borrower, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect from time to time) of shares representing more than 50% of the aggregate ordinary voting power for the election of directors of the issued and outstanding capital stock of Borrower.

     "Closing Transactions" is defined Section 4.1(d).
				       --------------

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Indebtedness" means at any time the Indebtedness of Borrower and its Subsidiaries calculated on a consolidated basis as of such time that consists of Indebtedness for borrowed money to any Lender or any other financial institution including, without limitation, all Indebtedness shown as "Notes Payable" on the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 6.1(a) or (b).
					   --------------    ---

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, after appropriate deduction for any minority interests in Subsidiaries, excluding changes in unrealized gain/loss on investment assets held for sale after December 31, 2001 pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115 and changes in other accumulated comprehensive income after December 31, 2001 pursuant to SFAS No. 133.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of Borrower if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which Borrower is a member for state income tax purposes.

     "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, but excluding Contingent Obligations in respect of (a) insurance and reinsurance policies and guarantees in respect thereof issued in the ordinary course of business and
(b) licensing guarantees.

     "Conversion/Continuation Notice" is defined in Section 2.10.
						    ------------

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means an event described in Article VII.
					   -----------

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America (including any Federal, state or local equivalents) or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Documentation Agent" means ING Capital, LLC.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by any relevant Governmental Authority.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Reinsurance Agreements" is defined in Section 5.22.
						     ------------

     "Facility Termination Date" means March 15, 2005.

     "Federal Funds Effective Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" means, collectively, (a) the fee letter agreement referred to in Section 10.13 between Borrower and the Agent, for its own
	       -------------
account, and, (b) one or more fee letter agreements between Borrower and the Agent, for the account of the Lenders, covering fees agreed to between Borrower and the Agent.

     "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

     "Fitch" means Fitch Ratings and any successor thereto that is a nationally recognized rating agency.

     "GAAP" shall mean generally accepted accounting principles in the United States of America.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commission and any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (f) Capitalized Lease Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, (i) Off-Balance Sheet Liabilities (excluding Operating Leases), (j) obligations for which such person is obligated pursuant to or in respect of a Sale and Leaseback Transaction, (k) Net Mark-to-Market Exposure of Rate Hedging Agreements and other Financial Contracts, and (l) other obligations for borrowed money or other financial accommodations; all of which obligations in subsections (a) through (l) hereof are in accordance with GAAP or SAP, as applicable, and all of which obligations in subsections (a) through (h) and (j) through (l) hereof would be required to be shown as a liability on the consolidated balance sheet of such Person.

     "Initial Closing Date" means July 31, 2002.

     "Insurance Subsidiary" means any Subsidiary which is a regulated insurance company.

     "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the sum of (i) the maximum aggregate amount of all
             -----            ---
ordinary dividends and distributions available for distribution pursuant to applicable law, whether or not paid, from any Insurance Subsidiary for the period of four Fiscal Quarters ending on such date, plus (ii) the maximum
                                                    ----
aggregate amount of all other distributions available from all other Subsidiaries that are not Insurance Subsidiaries for the period of four Fiscal Quarters ending on such date, plus (iii) cash and marketable securities of
                              ----
Borrower (not to exceed $25,000,000 in the aggregate) on such date, to
(b) Consolidated Interest Expense for the period of four Fiscal Quarters ending on such date.

    "Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, that if there is no such numerically corresponding day
	    --------
in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, that if said next
					       --------
succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Interest Rate" means either the LIBOR Rate or the Prime Rate.

     "Investment" of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (c) any deposit accounts and certificates of deposit owned by such Person; (d) any structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person; and (e) any other investments permitted under the Insurance Subsidiary's domiciliary state's investment code.

     "Investment Grade Rating" means Borrower's senior unsecured debt rating of BBB- or higher by S&P, Baa3 or higher by Moody's or the equivalent of such ratings by Fitch.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.
                                ------------

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of
(a) Consolidated Indebtedness outstanding on such date to (b) Consolidated Total Capitalization on such date.

     "LIBOR Advance" means an Advance which bears interest at the applicable LIBOR Rate.

     "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such LIBOR Advance and having a maturity approximately equal to such Interest Period.

     "LIBOR Loan" means a Loan which bears interest at the applicable LIBOR
Rate.

     "LIBOR Margin" means, at any time with respect to LIBOR Advances, the applicable LIBOR Margin based on Borrower's lowest Investment Grade Rating and determined in accordance with the following chart. In the case of a split rating, the lowest Investment Grade Rating shall apply; provided, however, that the LIBOR
					    --------  -------
Margin based on the Non-Investment Grade Rating shall only apply in the event that two or more of Borrower's ratings are Non-Investment Grade Ratings.

	       SENIOR
	      UNSECURED
	     DEBT RATING           LIBOR MARGIN
	     ----------------------------------
	     > Baa1/BBB+               0.75%
	     -
	       Baa2/BBB                1.00%
	       Baa3/BBB-               1.25%
	    Non-Investment             1.50%
	     Grade Rating

     "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the LIBOR Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the applicable LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof) in the form
	    ----------
of a Revolving Loan.

     "Loans" means the Revolving Loans.

     "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.14, any Fee Letter and any other documents and agreements
------------
contemplated hereby and executed by Borrower in favor of the Agent or any Lender.

     "Margin Stock" means the term "margin stock" as defined in Regulation U (12 CFR 221).

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), operations or performance of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under the Loan

Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.
					   -----------

     "Material Insurance Subsidiary" means an Insurance Subsidiary with a Statutory Capital and Surplus of greater than $50,000,000.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements and other Financial Contracts. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming the Rate Hedging Agreement or Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming such Rate Hedging Agreement or Financial Contract were to be terminated as of that date).

     "Non-Investment Grade Rating" means, as of any date, a senior unsecured debt rating of Borrower which does not constitute an Investment Grade Rating.

     "Non-Investment Grade Securities" means bonds, debentures, notes or other evidence of, or other obligations to repay, Indebtedness that (a) have a rating from S&P of lower than BBB- or lower than Baa3 from Moody's, (b) have been designated by the Securities Valuation Office of the National Association of Insurance Commissioners as having a lower quality than "2" or (c) do not have a rating from any of the nationally recognized statistical rating organizations and do not have a quality designation by said Securities Valuation Office.

     "Non-U.S. Lender" is defined in Section 3.5(d).
				     --------------

     "Non-Use Fee Rate" means, at any time, 0.20% per annum on the unused amount of the Aggregate Commitment.

     "Notes" mean, collectively, the Revolving Notes issued in favor of each Lender.

     "Notice of Assignment" is defined in Section 12.3.2.
					  --------------

     "Obligations" mean all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents and any Rate Hedging Obligations or foreign exchange contracts of Borrower owing to the Agent or any Lender.

     "OCIC" means The Ohio Casualty Insurance Company, an Ohio corporation.

     "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or
(c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding Operating Leases and Sale and Leaseback Transactions.

     "Operating Lease" means any lease or other agreement conveying the right to use of any Property by Borrower or any Subsidiary, as lessee, other than any Capitalized Lease.

     "Other Taxes" is defined in Section 3.5(b).
				 --------------

     "Participants" is defined in Section 12.2.1.
				  --------------

     "Payment Date" means the last day of each calendar month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" means Liens described in Section 6.16,
						------------
paragraphs (a) through (m).

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

     "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Agent as its prime rate (whether or not such rate is actually charged by Agent). Any change in the Prime Rate announced by Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Prime Rate Advance" means an Advance which bears interest at the Prime Rate.

     "Prime Rate Loan" means a Loan which bears interest at Prime Rate.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, as to any Lender, (a) at any time at which the Aggregate Commitment remains outstanding, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans divided by the aggregate principal amount of the outstanding Loans of all of the Lenders.

     "Purchasers" is defined in Section 12.3.1.
		                --------------

     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "RBC Ratio" means the ratio of (a) Total Adjusted Capital (as defined in the Risk Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the Company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Replacement Lender" is defined in Section 3.7.
					-----------

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the
					 --------
minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.
			     -----------

     "Required Lenders" means Lenders in the aggregate holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of the outstanding Revolving Loans.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Note" is defined in Section 2.14(d).
				    ---------------

     "Revolving Loan" is defined in Section 2.1.
				    -----------

     "Risk Based Capital Act" means the Risk-Based Capital for Insurers Model Act (RBC), as adopted by an Insurance Subsidiary's domiciliary state, and regulations promulgated thereunder, as amended from time to time.

     "Risk Based Capital Guidelines" is defined in Section 3.2.
						   -----------

     "S&P" means Standard and Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person in effect from time to time.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

     "Statutory Capital and Surplus" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Column 1, Line 32 of the 2001 Annual Statement).

     "Subordinated Indebtedness" shall mean unsecured Indebtedness of Borrower or any of its Subsidiaries which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

     "Substantial Portion" means, with respect to the Property of any Person, Property which (a) represents more than 10% of the consolidated assets of such Person as would be shown in the consolidated financial statements of such Person as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net revenues or of the consolidated net income of such Person as reflected in the financial statements referred to in clause (a) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in Section 12.4.
				------------

     "Type" means, with respect to any Advance, its nature as a Prime Rate Advance or a LIBOR Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of Borrower.

     1.2. Miscellaneous Provisions.
	  ------------------------

	  (a)  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. References herein to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. References herein to the Risk Based Capital Act shall be deemed to be references to such act as in effect on the date of this Agreement; provided, that the Agent, the Lenders
				      --------
and Borrower agree to make mutually acceptable modifications hereto upon any modification to such act so as to equitably reflect such modifications in order that the criteria for evaluating the Insurance Subsidiaries will be the same after such modifications as if such modifications had not occurred. Each accounting term used herein which is not otherwise defined herein shall be defined in accordance with GAAP unless otherwise specified.

	  (b) In the event that any change in GAAP, SAP and/or any law or regulation occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in order that the criteria for evaluating Borrower's financial condition will be the same after such changes as if such changes had not occurred.

				ARTICLE II
			       THE CREDITS
			       -----------

     2.1. Commitment.
	  ----------

	  (a)  From and including the date of this Agreement and
prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans (each such Loan, a "Revolving Loan") to Borrower from time to time in amounts which shall
	 --------------
not exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

	  (b) Borrower hereby agrees that if at any time, as a result in reductions in the Aggregate Commitment, the outstanding principal amount of the Loans exceeds the Aggregate Commitment, Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

     2.2. Required Payments; Termination.  Any outstanding Advances and all
	  ------------------------------
other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

     2.3. Ratable Loans.  Each Advance hereunder shall consist of Revolving
	  -------------
Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4. Types of Advances.  The Advances may be Prime Rate Advances or
	  -----------------
LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.9 and 2.10.
     ------------     ----

     2.5. Non-Use Fee; Reductions in Aggregate Commitment.  Borrower agrees
	  -----------------------------------------------
to pay to the Agent for the account of each Lender a non-use fee at a per annum rate equal to the Non-Use Fee Rate times such Lender's Pro Rata Share (as adjusted from time to time) of the daily average of the unused amount of the Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on the last day of each calendar quarter and on the Facility Termination Date. For purposes of calculating usage hereunder for any particular day, the Aggregate Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans on such day. Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof)
upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, that the
						       --------
amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued non-use fees shall be payable on the effective date of any termination or reduction of the obligations of the Lenders to make Loans hereunder.

     2.6. Minimum Amount of Each Advance.  Each Advance shall be in the
	  ------------------------------
minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); provided, that any Prime Rate Advance may be in the amount of the
	  --------
unused Aggregate Commitment.

     2.7. Optional Principal Payments.  Borrower may from time to time pay,
	  ---------------------------
without penalty or premium, all outstanding Advances or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, (i) any portion of the outstanding Advances constituting LIBOR Advances (a) at the end of the then applicable Interest Period upon three (3) Business Days' prior notice to the Agent, or (b) in the case of any date which is not the last day of the applicable Interest Period, any portion of the outstanding Advances constituting LIBOR Advances upon five (5) Business Days' prior notice to the Agent, subject to the payment of any funding indemnification amounts required by Section 3.4 but otherwise without penalty
				    -----------
or premium, and (b) any portion of any outstanding Advances constituting Prime Rate Advances upon prior notice to the Agent not later than 10:00 a.m. (Chicago time) on the date of such payment.

     2.8. [Intentionally Omitted.]
	   ---------------------

     2.9. Method of Selecting Types and Interest Periods for New Advances.
	  ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable thereto from time to time. Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than
					    ----------------
10:00 a.m. (Chicago time) on the Borrowing Date of each Prime Rate Advance and three Business Days before the Borrowing Date for each LIBOR Advance, specifying:

	  (a) the Borrowing Date, which shall be a Business Day, of such Advance,

	  (b) the aggregate amount of such Advance,

	  (c) the Type of Advance selected, and

	  (d) in the case of each LIBOR Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to
Article XIII.  The Agent will make the funds so received from the Lenders
------------
available to Borrower at the Agent's aforesaid address.

     2.10. Conversion and Continuation of Outstanding Advances.  Prime Rate
	   ---------------------------------------------------
Advances shall continue as Prime Rate Advances unless and until such Prime Rate Advances are converted into LIBOR Advances pursuant to this Section 2.10
								 ------------
or are repaid in accordance with Section 2.7.  Each LIBOR Advance shall
				 -----------
continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Prime Rate Advance unless (x) such LIBOR Advance is or was repaid in accordance with Section 2.7 or (y) Borrower shall have given the
			  -----------
Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another Interest Period. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or
	 -----------
any part of a Prime Rate Advance into a LIBOR Advance. Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each
				 ------------------------------
conversion of a Prime Rate Advance into a LIBOR Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

	  (a) the requested date of such conversion or continuation, which shall be a Business Day,

	  (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

	  (c) the amount of such Advance which is to be converted into or continued as a LIBOR Advance and the duration of the Interest Period applicable thereto.

     2.11. Interest Rates and Changes in Rates, etc.  Each Prime Rate Advance
	   ----------------------------------------
shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a LIBOR Advance into a Prime Rate Advance pursuant to
Section 2.10, to but excluding the date it is paid or is converted into a
------------
LIBOR Advance pursuant to Section 2.10 hereof, at a rate per annum equal to
			  ------------
the Prime Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Prime Rate Advance will take effect simultaneously with each change in the Prime Rate. Each LIBOR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such LIBOR Advance based upon Borrower's selections under Section 2.9 and 2.10 and otherwise in accordance with the terms hereof.
      -----------     ----
No Interest Period may end after the Facility Termination Date.

     2.12. Rates Applicable After Default.  Notwithstanding anything to the
	   ------------------------------
contrary contained in Section 2.9 or 2.10, during the continuance of a
		      -----------    ----
Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of
				 -----------
the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous
					 -----------
consent of the Lenders to changes in interest rates), declare that each Loan shall bear interest at a higher rate which is two percentage points (2.00%) per annum above the Interest Rate then in effect hereunder; provided, that
							    --------
during the continuance of a Default under Section 7.6 or 7.7, the higher rate
					  -----------    ---
set forth above shall be applicable to all Loans without any election or action on the part of the Agent or any Lender.

     2.13. Method of Payment.  All payments of the Obligations hereunder
	   -----------------
shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in
------------
writing by the Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending
					      ------------
Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of Borrower maintained with Agent for each payment of principal, interest and fees payable thereby as it becomes due hereunder.

     2.14. Evidence of Indebtedness.
	   ------------------------

	   (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

	   (b) The Agent shall also maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from Borrower and each Lender's share thereof.

	   (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure
						 --------
of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

	   (d) In addition to the foregoing, each Lender's Commitment for Revolving Loans shall be evidenced by a promissory note (a "Revolving Note")
							    --------------
substantially in the form of Exhibit C hereto.
			     ---------

     2.15. Telephonic Notices.  Borrower hereby authorizes the Lenders and
	   ------------------
the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based in each case on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be a person identified on the List of Authorized Persons set forth on
Schedule 2.15 hereto, as the same may be amended in writing from time to time,
-------------
who is acting on behalf of Borrower. Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16. Interest Payment Dates; Interest and Fee Basis.  Interest accrued
	   ----------------------------------------------
on each Prime Rate Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and non-use fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.
	   ---------------------------------------------------------
Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Prime Rate.

     2.18. Lending Installations.  Each Lender may book its Loans at any
	   ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and Borrower in accordance with Article XIII, designate replacement or additional Lending
		   ------------
Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.19. Non-Receipt of Funds by the Agent.  Unless Borrower or a Lender,
	   ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by Borrower, the Interest Rate applicable to the relevant Loan.

				ARTICLE III
			  YIELD PROTECTION; TAXES
			  -----------------------

     3.1. Yield Protection.  If, on or after the Initial Closing Date, any
	  ----------------
Lender determines that the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

	  (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

	  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

	  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of agreeing to make or making, funding or maintaining its LIBOR Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making, funding or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Loans or Commitment, then, within 15 days of demand by such Lender, Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. Notwithstanding the foregoing, if any such Lender fails to notify Borrower within 180 days of such change, then such Lender shall only be entitled to payment for additional amounts incurred from and after the date which is 180 days prior to the date that such Lender gives such notice.

     3.2. Changes in Capital Adequacy Regulations.  If a Lender determines
	  ---------------------------------------
the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided, that
							     --------
if any Lender fails to notify Borrower within 180 days after it obtains actual knowledge of any event giving rise to the payment of additional amounts under this Section 3.2, then such Lender shall only be entitled to
		   -----------
payment for additional amounts incurred from and after the date which is 180 days prior to the date that such Lender gives such notice. "Change" means
							     ------
(a) any change after the Initial Closing Date in or change in the interpretation of the Risk-Based Capital Guidelines or (b) any adoption of or change in or change in the interpretation of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (x) the
			  -----------------------------
risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances.  If any Lender determines that
	  ---------------------------------
maintenance of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected LIBOR Advances to be repaid or converted to Prime Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
	    -----------

     3.4. Funding Indemnification.  If any payment of a LIBOR Advance occurs
	  -----------------------
on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBOR Advance.

     3.5. Taxes.
	  -----
	  (a) Subject to Section 3.5(d), all payments by Borrower to or for
			 --------------
the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 3.5) such Lender or the
-----------
				    22

Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made. Any amounts paid by Borrower hereunder which are subsequently determined to be overpayments shall be refunded to Borrower within 30 days of such determination.

	  (b) In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").
					      -----------

	  (c) Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5)
							       -----------
paid by the Agent or such Lender in respect of this Agreement or any Note and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.
		     -----------

	  (d) Each Lender that is not incorporated under the laws of the
United States of America or a state thereof (each a "Non-U.S. Lender") agrees
						     ---------------
that it will, not less than ten Business Days after the date of this Agreement,
(i) deliver to each of Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and
(y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


	  (e) For any period during which a Non-U.S. Lender has failed to provide Borrower with an appropriate form pursuant to clause (d) above
(unless such failure is due to a
change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this
Section 3.5 with respect to Taxes imposed by the United States; provided,
-----------                                                     --------
that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

	  (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.6. Lender Statements; Survival of Indemnity.  To the extent reasonably
	  ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR
      ------------  ---     ---
Advances under Section 3.3, so long as such designation is not, in the
	       -----------
reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4
						       ------- ---  ---  ---
or 3.5.  Such written statement shall set forth in reasonable detail the
   ---
calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive
			      ------------  ---  ---     ---
payment of the Obligations and termination of this Agreement.

     3.7. Substitution of Lender.  Upon the receipt by Borrower from any
	  ----------------------
Lender (an "Affected Lender") of a claim for compensation under
	    ---------------
Section 3.1, 3.2 or 3.5 or a notice in accordance with Section 3.3 regarding
-----------  ---    ---                                -----------
the unavailability of a Type of Advance, Borrower may: (a) request the Affected Lender to use commercially reasonable efforts to obtain a replacement bank or other entity satisfactory to Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment at the face amount thereof (a "Replacement Lender"); (b) request
					  ------------------
one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (which request each such other Lender may decline or agree to in its sole discretion); or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not unreasonably be withheld). Any transfer of Loans or Commitment pursuant to this Section shall be made in accordance with
Section 12.3 and Section 3.4, if applicable.
------------     -----------

				 ARTICLE IV
			    CONDITIONS PRECEDENT
			    --------------------

     4.1. Effectiveness.  This Agreement shall not be effective unless
	  -------------
Borrower shall have furnished to the Agent with sufficient copies for the
Lenders:

	  (a) Good Standing Certificates. Good Standing Certificate (or equivalent certificates) for Borrower and each Material Insurance Subsidiary certified by the appropriate governmental officer in its jurisdiction of incorporation.

	  (b) Corporate Documents.  Copies, certified by the Secretary or
	      -------------------
Assistant Secretary of Borrower, of its Articles of Incorporation and By-laws and its Board of Directors' resolutions authorizing the transactions described herein and the entry into the Loan Documents to which Borrower is a party and identifying by name and title the Authorized Officers of Borrower authorized to sign the Loan Documents to which Borrower is a party, and to make borrowings hereunder.

	  (c) Secretary's Certificate.  Incumbency certificate, executed by
	      -----------------------
the Secretary or Assistant Secretary of Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers identified in the resolutions of Borrower upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by Borrower.

	  (d) Officer's Certificate.  A certificate, dated the date of this
	      ---------------------
Agreement, signed by an Authorized Officer of Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of the Loans hereunder and the consummation of the other transactions contemplated hereby and by the other Loan Documents (collectively, the "Closing Transactions") no Default or
				   --------------------
Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or the consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect, is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or Borrower has obtained effective relief with respect to the application thereof) and all applicable waiting periods have expired;
(iv) each of the representations and warranties set forth in Article V of this
							     ---------
Agreement is true and correct on and as of such date; and (v) since the date of the most recent Financial Statements (as hereinafter defined) delivered to Agent, no event or change has occurred that has caused or evidences a Material Adverse Effect.

	  (e) GAAP Equity.  Evidence that as of the Initial Closing Date
	      -----------
Borrower has a minimum GAAP equity of not less than $1,000,000,000.

	  (f) Legal Opinion.  A written opinion of Borrower's general counsel,
	      -------------
addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

	  (g) Letters of Direction.  Written money transfer instructions with
	      --------------------
respect to the Loans in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

	  (h) Credit Agreement.  Executed originals of this Agreement in form
	      ----------------
and substance satisfactory to the Lenders.

	  (i) Notes.  Executed originals of such Notes as may be requested by
	      -----
a Lender payable to the order of each such requesting Lender.

	  (j) Other Loan Documents.  Executed originals of such other Loan
	      --------------------
Documents in form and substance satisfactory to the Lenders, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto, also in form and substance satisfactory to the Lenders.

	 (k) Solvency Certificate.  A written solvency certificate from the
	     --------------------
treasurer or chief financial officer of Borrower substantially in the form of Exhibit D attached hereto and dated the date of this Agreement.
---------

	 (l) Regulatory Matters.  Receipt of any required regulatory approvals
	     ------------------
from any Governmental Authority with respect to the Closing Transactions.

	 (m) Payment of Fees and Expenses.  All costs, fees and expenses
	     ----------------------------
(including, without limitation, reasonable legal fees and expenses), and all other compensation contemplated by this Agreement or the other Loan Documents, due to the Agent shall have been paid to the extent due.

	 (n) Insurance.  The Agent shall have received evidence of insurance
	     ---------
complying with the terms hereof for the business and properties of Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agent.

	 (o) Other.  Such other documents as the Agent, any Lender or their
	     -----
counsel may have reasonably requested including information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrower and its Subsidiaries.

     4.2. Each Advance.  The Lenders shall not be required to make any Advance
	  ------------
(other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) unless on the applicable Borrowing Date:

	  (a) There exists no Default or Unmatured Default.

	  (b) The representations and warranties contained in Article V below are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

	  (c) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice and/or Conversion/Continuation Notice with respect to each such Advance shall constitute a representation and warranty by Borrower that the conditions contained in Section 4.2(a) and (b) have been
					  --------------     ---
satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to making an Advance.
			  ---------

				   ARTICLE V
			 REPRESENTATIONS AND WARRANTIES
			 ------------------------------

     Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions:

     5.1. Existence and Standing.  Each of Borrower and its Subsidiaries is a
	  ----------------------
corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed or authorized could not reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity.  Borrower has the power and authority
	  --------------------------
and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3. No Conflict; Government Consent.  Neither the execution and
	   -------------------------------
delivery by any of Borrower of the Loan Documents to which it is a party, the consummation of the Closing Transactions nor compliance with the provisions of the Loan Documents will, or at the relevant time did, violate (a) any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries,
(b) Borrower's or any of its Subsidiaries' articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.3 hereto, no order, consent, adjudication, approval, license,
   ------------
authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, or any other Person (including without limitation the stockholders of any Person) is required to be obtained by Borrower or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents or the consummation of any of the Closing Transactions.

     5.4. Financial Statements.  Borrower has heretofore furnished to the
	  --------------------
Agent and each of the Lenders (a) the December 31, 2001 audited consolidated financial statements of Borrower and its Subsidiaries, (b) the unaudited consolidated financial statements of Borrower and its Subsidiaries through March 31, 2002, (c) the December 31, 2001 audited Annual Statement of each Material Insurance Subsidiary and (d) the March 31, 2002 Quarterly Statement of each Material Insurance Subsidiary (collectively, the "Financial Statements").
						       --------------------
Each of the Financial Statements was prepared in accordance with GAAP or statutory accounting practices, as applicable, and (in the case of the Financial Statements prepared in accordance with GAAP) fairly presents the consolidated financial condition and operations of Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.5. Material Adverse Change.  Since March 31, 2002, there has been no
	  -----------------------
change in the business, Property, performance, condition (financial or otherwise) or operations of Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes.  Borrower and each of its Subsidiaries have filed all United
	  -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP or SAP, as applicable, and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP or SAP, as applicable.

     5.7. Litigation and Contingent Obligations.  There is no litigation,
	  -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans or the consummation of any other Closing Transaction. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, none of Borrower or any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the Financial Statements.

     5.8. Subsidiaries.  Schedule 5.8 contains an accurate list of all
	  ------------   ------------
Subsidiaries of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA.  Borrower and each of its Subsidiaries are in compliance in
	  -----
all material respects with all applicable provisions of ERISA, except where such failure could not reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan, except where such failure could not reasonably be expected to have a Material Adverse Effect.

     5.10. Accuracy of Information.  No information, exhibit or report
	   -----------------------
furnished by Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Federal Reserve Regulations.  Neither Borrower nor any of its
	   ---------------------------
Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole will be represented by Margin Stock.

     5.12. Material Agreements.  Neither Borrower nor any Subsidiary is a
	   -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing any Material Indebtedness.

     5.13. Compliance With Laws.  Borrower and its Subsidiaries have complied
	   --------------------
with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties.  On the date of this Agreement, Borrower
	   -----------------------
and its Subsidiaries have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in Borrower's most recent consolidated financial statements provided to the Agent as owned by Borrower and its Subsidiaries.

     5.15. Plan Assets; Prohibited Transactions.  Borrower is not an entity
	   ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

     5.16. Environmental Matters.  In the ordinary course of its business,
	   ---------------------
the officers of Borrower consider the effect of Environmental Laws on the business of Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrower due to Environmental Laws. On the basis of this consideration, Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act.  Neither Borrower nor any Subsidiary is an
	   ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. Public Utility Holding Company Act.  Neither Borrower nor any
	   ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. Insurance.  Borrower and its Subsidiaries maintain insurance on
	   ---------
their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice and which may include self-insurance.

     5.20. Solvency.  Immediately after the consummation of the Closing
	   --------
Transactions and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the value (in accordance with GAAP or SAP) of the assets of Borrower and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (b) the present value (in accordance with GAAP or SAP) of the assets of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     5.21. Insurance Licenses.  Schedule 5.21 hereto lists the jurisdiction
	   ------------------
of domicile of each Material Insurance Subsidiary, the line or lines of insurance in which each Material Insurance Subsidiary is engaged and the jurisdictions in which each Material Insurance Subsidiary holds a License and is authorized to transact insurance business, in each case as of the date of this Agreement. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To Borrower's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. To Borrower's knowledge, no Material Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on Schedule 5.21.
   -------------

     5.22. Reinsurance.  Schedule 5.22 lists all ceded or assumed reinsurance
	   -----------   -------------
agreements to which any Material Insurance Subsidiary is, as of the date of this Agreement, a party, which are currently in force, and under which there is liability by either party to the agreement (collectively, the "Existing
								  --------
Reinsurance Agreements").  Each of the Existing Reinsurance Agreements is in
----------------------
full force and effect, is valid and binding in all material respects in accordance with its terms, and, as of the date hereof, no Material Insurance Subsidiary has, to Borrower's knowledge, received notice (other than provisional notices of cancellation received in the ordinary course of business) that any other party to an in-force Existing Reinsurance Agreement will cancel or not renew such agreement, which cancellation or nonrenewal could reasonably be expected to have a Material Adverse Effect. Borrower has no knowledge as of the date hereof that any material amount recoverable by any Material Insurance Subsidiary pursuant to any Existing Reinsurance Agreement is not fully collectible in due course. To the knowledge of Borrower, no Material Insurance Subsidiary is in default in any material respect as to any Existing Reinsurance Agreement. Except as disclosed in
Schedule 5.22, each Material Insurance Subsidiary is entitled to take full
-------------
credit in its statutory financial statements for ceded reinsurance under the Existing Reinsurance Agreements pursuant to applicable insurance laws.
Except as disclosed in Schedule 5.22, there is no claim under any Existing
		       -------------
Reinsurance Agreement in excess of $1,000,000 which is disputed by any other party to such agreement.

     5.23. Reserves.  Except as set forth on Schedule 5.23, each loss and
	   --------                          -------------
loss adjustment expense reserve and other material liability amount in respect of the insurance business, including, without limitation, material reserve and other material liability amounts in respect of insurance policies of each Material Insurance Subsidiary was determined in accordance with generally accepted actuarial standards consistently applied, was fairly stated in accordance with sound actuarial principles and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Material Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum capital and surplus as required by the insurance laws, rules and regulations of its state of domicile.

     5.24. OCIC Capital and Surplus.  As of the date of this Agreement, OCIC
	   ------------------------
has a Statutory Capital and Surplus of at least $625,000,000.

     5.25. Defaults.  No Default or Unmatured Default has occurred and is
	   --------
continuing.

     5.26. Certain Fees.  No broker's or finder's fee or commission was, is
	   ------------
or will be payable by Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement or any other Closing Transaction. No other similar fee or commissions will be payable by Borrower or any Subsidiary for any other services rendered to Borrower or any Subsidiary ancillary to any of the transactions contemplated by this Agreement or any other Closing Transaction.

      5.27. Indebtedness.  Attached hereto as Schedule 5.27 is a complete and
	    ------------                      -------------
correct list of all Indebtedness of Borrower and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $500,000 for a single item of Indebtedness and $1,000,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the Closing Transactions.

     5.28. Employee Controversies.  There are no strikes, work stoppages or
	   ----------------------
controversies pending or threatened between Borrower or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.29. Dividends.  No Insurance Subsidiary is subject to any regulatory
	   ---------
prohibition regarding the declaration or payment of dividends that is not generally applicable to all insurance companies which are domiciled in the same jurisdiction and are engaged in the same line of business as such Insurance Subsidiary.

				 ARTICLE VI
				 COVENANTS
				 ----------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting.  Borrower will maintain, for itself and each
	  -------------------
Subsidiary, a system of accounting established and administered in accordance with GAAP and/or SAP, consistently applied, and furnish to the Lenders:

	  (a) As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

	  (b) As soon as practicable and in any event within 60 days after the close of each Fiscal Quarter, consolidated and consolidating unaudited balance sheets of Borrower as of the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with GAAP and certified by its chief financial officer or its controller if such controller is an officer of Borrower.

	  (c) As soon as practicable and in any event within 75 days after the close of each Fiscal Year of each Material Insurance Subsidiary, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

	  (d) No later than each June 15 of each Fiscal Year, copies of the audited statement entitled "The Ohio Casualty Insurance Company and its Affiliated Fire and Casualty Insurers Audited Combined Financial Statements (Statutory Basis)" for the prior Fiscal Year, prepared in accordance with SAP, audited and certified by independent certified public accountants of recognized national standing.

	  (e) As soon as practicable and in any event within 60 days after the close of each of the first three Fiscal Quarters of each Material Insurance Subsidiary, copies of the Quarterly Statement of each of the Material Insurance Subsidiaries, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

	  (f) Promptly and in any event within ten Business Days after (i) learning thereof, notification of any changes after the date hereof in the rating given by A.M. Best Co., S&P, Moody's or Fitch in respect of Borrower or any Material Insurance Subsidiary and (ii) receipt thereof, copies of any ratings analysis by A.M. Best Co., S&P, Moody's or Fitch relating to Borrower or any Material Insurance Subsidiary.

	  (g) As soon as available and in any event not later than April 30 of each Fiscal Year, a "Statement of Actuarial Opinion" and "Management Discussion and Analysis" including review of year-end loss reserves for each Material Insurance Subsidiary (prepared in accordance with SAP) for such Fiscal Year by an actuary reasonably acceptable to Agent and Borrower (which may include Borrower's certified public accountants) as filed with the applicable regulatory insurance authority in compliance with the requirements thereof (or a report containing equivalent information for any Material Insurance Subsidiary not so required to file the foregoing with the applicable regulatory insurance authority).

	  (h) As soon as available, and in any event by March 31 of each Fiscal Year, copies showing the Risk Based Capital Ratio calculations and IRIS (Insurance Regulatory Information System) ratio calculations provided by NAIC for the previous Fiscal Year for each Material Insurance Subsidiary.

	  (i) Copies of any other externally prepared actuarial reserve reports, if any, prepared with respect to any Material Insurance Subsidiary, promptly after the receipt thereof.

	  (j) As soon as available, but in any event within 90 days after the beginning of each Fiscal Year of Borrower, a copy of the projected income statement of Borrower and its Subsidiaries for such Fiscal Year.

	  (k) Together with the financial statements required by
clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer or its treasurer showing
   ---------
the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

	  (l) As soon as possible and in any event within 10 days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or the treasurer of Borrower, describing said Reportable Event and the action proposed to be taken with respect thereto, and as soon as possible and in any event within ten (10) days after learning thereof, notification of any Lien imposed by the PBGC or the IRS on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which, together with all such Liens, relates to liabilities in excess of ten percent of the net worth (determined according to GAAP and without reduction for any reserve for such liabilities) of Borrower and its Subsidiaries.

	  (m) Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished.

	  (n) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, the National Association of Securities Dealers, any securities exchange, the NAIC or any insurance commission or department or analogous Governmental Authority (including without limitation, any filing made by Borrower or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority (such routine or non-material filings to include, but not be limited to, (i) new or renewal applications for licensure as a third party administrator, managing general agent, agent, agency, adjuster, multiple employer trust, multiple employer welfare arrangement, managed care organization, utilization review agent or any related filing, (ii) Form B or Form C filings, (iii) Form D filings made in the ordinary course of business,
(iv) applications for a Certificate of Authority to act as a foreign insurer,
(v) Secretary of State or County Clerk filings, or (vi) State Department of Commerce or Department of Financial Institution filings).

	  (o) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding (or all such assessments, demands, notices, Liens and judicial proceedings, in the aggregate) relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of Borrower and its Subsidiaries taken as a whole.

	  (p) As soon as practicable and in any event within 60 days after the close of each Fiscal Quarter, either copies of or a summary report of any material modifications or amendments to material reinsurance contracts which were entered into by any Insurance Subsidiary during such Fiscal Quarter.

	  (q) Such other information as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds.  Borrower will, and will cause each Subsidiary to,
	  ---------------
use the proceeds of the Loans to meet general corporate needs of Borrower and its Subsidiaries, including, but not limited to, working capital, acquisitions financing, and share repurchases.

     6.3. Notice of Default.  Borrower will, and will cause each Subsidiary
	  -----------------
to, give prompt notice in writing to the Agent and the Lenders of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or otherwise, relating specifically to Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.

     Each such notice pursuant to this Section 6.3 shall be accompanied by
				       -----------
a written statement of an Authorized Officer of Borrower setting forth the nature and status of the occurrence and what action is being taken by Borrower with respect thereto.

     6.4. Conduct of Business.  Borrower will, and will cause each Insurance
	  -------------------
Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) engage in insurance-related businesses, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite authority to conduct its business in each other jurisdiction in which its business is conducted, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any such Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, that an Insurance Subsidiary may withdraw from one or
	     --------
more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by such Insurance Subsidiary's Board of Directors to be in the best interest of such Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect. No Material Insurance Subsidiary shall change its state of domicile or incorporation without prior written notice to the Lenders. Each Material Insurance Subsidiary in existence as of the date of this Agreement shall continue to be a Wholly-Owned Subsidiary; provided, that any Material Insurance Subsidiary may be merged
	    --------
into Borrower or into any Wholly-Owned Subsidiary if permitted by appropriate regulatory authorities. Notwithstanding the foregoing, Borrower or any Insurance Subsidiary may engage in other non-insurance related businesses so long as the revenues from such activities do not constitute more than twenty percent (20%) of the total GAAP revenues of Borrower and its Subsidiaries on a consolidated basis at any time.

     6.5. Taxes.  Borrower will, and will cause each Subsidiary to, timely
	  -----
file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

     6.6. Insurance.  Borrower will, and will cause each Subsidiary to,
	  ---------
maintain with financially sound and reputable insurance companies insurance, including self insurance, on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to the Agent or any Lender upon request full information as to the insurance carried.

     6.7. Compliance with Laws.  Borrower will, and will cause each
	  --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties.  Borrower will, and will cause each
	  -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection.  Borrower will, and will cause each Subsidiary to,
	  ----------
permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of
Borrower and its Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate; provided, that so long as no Default or Unmatured Default has occurred and is
--------
continuing, the agent and the Lenders shall provide at least five (5) Business Days' advance notice of any inspection or examination. Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with GAAP or SAP, as applicable, consistently applied.

     6.10. Dividends.  Borrower will not, nor will it permit any Subsidiary to,
	   ---------
declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends, whether ordinary or extraordinary, to a Wholly-Owned Subsidiary or to Borrower; provided, however, that so long as no Default or Unmatured Default has occurred
--------  -------
and is continuing, (i) Borrower, or any Subsidiary of Borrower, may declare or pay any dividends or make any distributions on its capital stock in the ordinary course of business, and (ii) Borrower may repurchase its outstanding stock in an amount not to exceed $225,000,000 in the aggregate; provided,
								--------
further, that if an Unmatured Default has occurred and is continuing, Borrower
-------
may pay any declared dividends or other declared distributions on its capital stock which are payable during the occurrence and continuation of an Unmatured Default under (i) above so long as such declared dividends or other distributions do not exceed $5,000,000 in the aggregate.

     6.11. Indebtedness.  Borrower will not, nor will it permit any Subsidiary
	   ------------
to, create, incur or suffer to exist any Indebtedness, except:

	   (a) the Loans;

	   (b) Indebtedness existing on the Initial Closing Date and
described in Schedule 5.27 and refinancings thereof or amendments or
	     -------------
modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to Borrower, any Subsidiary, the Agent or any Lender than the terms of the Indebtedness being refinanced, amended or modified;

	   (c) Indebtedness arising under Rate Hedging Agreements related to the Loans;

	   (d) Contingent Obligations permitted pursuant to Section 6.19;
							    ------------

	   (e) Indebtedness owing by Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to Borrower or any other Wholly-Owned Subsidiary;

	   (f) additional Indebtedness so long as no Default or Unmatured Default would occur after giving effect to the Leverage Ratio set forth in
Section 6.20.2, which additional Indebtedness shall include secured
--------------
Indebtedness in an aggregate amount not to exceed the limits permitted by
Section 6.16; and
------------

	   (g) Subordinated Indebtedness.

     6.12. Merger. Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into Borrower or a Wholly-Owned Subsidiary, and (b) Borrower may merge or consolidate with another Person so long as (i) the surviving or successor corporation is organized under the laws of any state of the United States and assumes the Obligations by written instrument acceptable in form and substance to the Agent and each Lender, (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section 6.20 on a pro forma basis as of the last day of the most
	 ------------
recent Fiscal Quarter for which financial statements are available) and Borrower delivers pro forma financial statements, reasonably satisfactory to Agent and Lenders, for the next four Fiscal Quarters demonstrating such compliance, and (iii) unless Borrower is the surviving corporation, each Lender has given its prior written consent to such transaction, which consent shall not unreasonably be withheld.

     6.13. Sale of Assets.  Borrower may, and may permit any Subsidiary to,
	   --------------
lease, sell or otherwise dispose of its Property to any other Person for reasonably equivalent or fair value.

     6.14. Investments.  Borrower will not, nor will it permit any Subsidiary
	   -----------
to, make or suffer to exist:

	   (a) any Investments, excluding Acquisitions, that consist of capital stock, partnership or other ownership interests or other equity investments or securities in any Person (other than a Subsidiary of Borrower) in an aggregate amount for all such Investments in excess of 30% of the total Investments of Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP);

	   (b) any Investments that are Non-Investment Grade Securities (excluding loans to Subsidiaries) in an aggregate amount for all such Investments in excess of 10% of the total Investments of Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP);

	   (c) any Investments in assets constituting real estate determined in accordance with SAP in an aggregate amount for all such assets in excess of 5% of the total Investments of Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP); or

	   (d) any other investments by an Insurance Subsidiary which are not permitted under the investment code of the Insurance Subsidiary's domiciliary state.

     Notwithstanding the foregoing, Borrower may, and may permit its Subsidiaries to make and maintain Investments in Wholly-Owned Subsidiaries of Borrower.

     6.15. Acquisitions.  So long as no Default or Unmatured Default has
	   ------------
occurred and is continuing, Borrower may make the following acquisitions:

	   (a) Acquisitions of insurance and insurance-related businesses or entities for an amount less than or equal to 30% of the consolidated GAAP equity of Borrower and its Subsidiaries;

	   (b) Acquisitions of non-insurance related businesses or entities for an amount less than or equal to 25% of the consolidated GAAP equity of Borrower and its Subsidiaries; and

	   (c) Acquisitions of blocks of any insurance business through assumptive reinsurance, coinsurance or indemnity reinsurance.

     Notwithstanding the foregoing, the aggregate amount of Acquisitions made under (a) and (b) above shall not at any time exceed $400,000,000.

     6.16. Liens.  Borrower will not, nor will it permit any Subsidiary to,
	   -----
create, incur, or suffer to exist any lien or encumbrance in, of or on the Property of Borrower or any of its Subsidiaries, except the following Permitted Liens:

	   (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP or SAP, as applicable, shall have been set aside on its books;

	   (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

	   (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

	   (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its Subsidiaries;

	   (e) Deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policy holders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

	   (f) Liens existing on the Initial Closing Date and described in
Schedule 6.16;
-------------

	   (g) Liens to secure the performance of bids, trade contracts (including covered call transactions), leases, statutory obligations (including those in respect of insurance compliance qualification requirements), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

	   (h) Liens securing the Indebtedness described in Section 6.11(e)
							    ---------------
and Section 6.11(f);
    ---------------

	   (i) Liens on Property of any corporation which becomes a Subsidiary of Borrower after the date of this Agreement in an aggregate amount not to exceed $25,000,000 at any time outstanding, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of Borrower and were not created in anticipation thereof;

	   (j) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by Borrower or any of its Subsidiaries each of which Liens either (a) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (b) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided, that no
							    --------
such Lien shall extend to cover any Property of Borrower or any Subsidiary other than the Property so acquired and improvements thereon;

	   (k) Liens on marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America sold by Borrower or any of its Subsidiaries under a repurchase agreement with a bank or a primary dealer of United States government securities maturing within thirty (30) days from the date of sale, provided, that the terms of such agreement complies with the guidelines set
--------
forth in the Federal Financial Institutions Examination Council Supervisory Policy - Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (or any successor guidelines);

	   (l) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to
--------  -------
cover any additional Indebtedness or Property (other than a substitution of like Property); and

	   (m) other Liens securing Indebtedness or obligations in an aggregate principal amount not to exceed $50,000,000 in the aggregate at any one time outstanding.

     6.17. Affiliates.  Borrower will not, nor will it permit any Subsidiary
	   ----------
to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate that is not a Subsidiary except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.18. Other Indebtedness.  Borrower will not, nor will it permit any
	   ------------------
Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date due (other than the Loans) while a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined, in respect of the covenants set forth in
Section 6.20, on a pro forma basis as of the last day of the most recent
------------
Fiscal Quarter for which financial statements are available).

     6.19. Contingent Obligations.  Borrower will not, nor will it permit any
	   ----------------------
Subsidiary to, make or suffer to exist any Contingent Obligation, except (a) the Contingent Obligations described on Schedule 6.19, (b) Contingent
					-------------
Obligations in respect of insurance contracts or policies issued in the ordinary course of business, (c) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business, (d) Contingent Obligations in respect of the obligations of a Subsidiary (i) concerning which all necessary governmental and regulatory approvals have been obtained, or (ii) if no such approvals are required, which are incurred in the ordinary course of business, and (e) Contingent Obligations not to exceed $25,000,000 in the aggregate at any time outstanding in respect of guarantees of Indebtedness of Insurance Subsidiary agents.

     6.20. Financial Covenants.
	   -------------------

	   6.20.1 Interest Coverage Ratio.  Borrower will not permit its
		  -----------------------
Interest Coverage Ratio, determined as of the end of each Fiscal Quarter to be less than 4.0 to 1.0.

	   6.20.2 Leverage Ratio.  Borrower will not permit its Leverage
		  --------------
Ratio, determined as of the end of each Fiscal Quarter, to be greater than
0.30 to 1.0.

	   6.20.3 Consolidated Net Worth.  Borrower will maintain a
		  ----------------------
Consolidated Net Worth of not less than $800,000,000 as of the end of each Fiscal Quarter.

	   6.20.4 Statutory Capital and Surplus.  Borrower will cause
		  -----------------------------
OCIC to maintain a Statutory Capital and Surplus of not less than $625,000,000 as of the end of each Fiscal Quarter ending on or before September 30, 2003, increasing to $650,000,000 as of the end of each Fiscal Quarter thereafter.

	   6.20.5 Risk Based Capital.  As of the end of each Fiscal Year,
		  ------------------
Borrower will cause OCIC to maintain an RBC Ratio of at least 175%.

     6.21. Reinsurance.  Borrower will not permit any Insurance Subsidiary to
	   -----------
enter into any reinsurance arrangements (or renew, extend or materially modify any existing reinsurance arrangements) which could reasonably be expected to have a Material Adverse Effect.

     6.22. Tax Consolidation.  Neither Borrower nor any Subsidiary will (a)
	   -----------------
file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than Borrower and its Subsidiaries or (b) enter into any tax sharing agreement or similar arrangement other than a tax sharing agreement among Borrower and its Subsidiaries.

     6.23. ERISA Compliance.  With respect to any Plan, neither Borrower nor
	   ----------------
any Subsidiary shall:

	   (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
Section 4975 of the Code could reasonably be expected to be imposed and which could reasonably be expected to have a Material Adverse Effect;

	   (b) permit an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) to be incurred whether or not waived, or permit any Unfunded Liability, which, in either instance, could reasonably be expected to have a Material Adverse Effect;

	   (c) permit the occurrence of any Reportable Event which could reasonably be expected to result in liability to Borrower or any Subsidiary in an amount which could reasonably be expected to have a Material Adverse Effect;

	   (d) fail to make any contribution or payment to any Multiemployer Plan which may be required to be made under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could result in a liability of Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; or

	   (e) permit the establishment or amendment of any Plan or cause or permit any Plan to fail to comply with the applicable provisions of ERISA and the Code, which establishment, amendment or failure could reasonably be expected to result in liability to Borrower or any Subsidiary which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     6.24. Environmental Matters.  Borrower shall, and shall cause each of
	   ---------------------
its Subsidiaries to, (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or release of any hazardous or toxic materials on, under or about any real property owned, leased or operated by Borrower or any of its Subsidiaries, in each instance in which the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.25. Change in Corporate Structure; Fiscal Year.  Borrower shall not,
	   ------------------------------------------
nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

     6.26. Inconsistent Agreements.  Borrower shall not, nor shall it permit
	   -----------------------
any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the amending of the Loan Documents, or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to Borrower or (iii) repay loans or advances from Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by Borrower of any of its obligations under any Loan Document.

				  ARTICLE VII
				   DEFAULTS
				  -----------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any non-use fee or other obligations under any of the Loan Documents within three (3) Business Days of when due.

     7.3. The breach by Borrower (i) of any of the terms or provisions of Section 6.20, or (ii) of any of the terms of provisions of Section 6.1,
   ------------                                               -----------
Section 6.2, Section 6.4 or Sections 6.10 through 6.26 (excluding Section
-----------  -----------    -------------         ----            -------
6.20) which is not remedied within fifteen (15) Business Days after the
----
earlier of (a) the receipt by Borrower of notice thereof from Agent or any Lender or (b) having obtained knowledge thereof.

     7.4. The breach by Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or
                                        -----------
provisions of any Loan Document which is not remedied within thirty (30) days after the earlier of (a) the receipt by Borrower of notice thereof from Agent or any Lender or (b) having obtained knowledge thereof.

     7.5. The default by Borrower or any of its Subsidiaries for failure to make any payment when due beyond all applicable grace or cure periods with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness aggregating in excess of $10,000,000 ("Material Indebtedness"); or the default by Borrower
			   ---------------------
or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Borrower or any of its Subsidiaries becomes unable, or admits in writing its inability or fails generally to pay its debts as they become due.

     7.6. Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under any Debtor Relief Laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors,
(c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute (or consent to the institution of) any proceeding seeking an order for relief under any Debtor Relief Laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment
	      -----------
or proceeding described in Section 7.7.
			   -----------

     7.7. Without the application, approval or consent of Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in
Section 7.6(a) shall be instituted against Borrower or any of its Subsidiaries
--------------
and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower or any of its Subsidiaries which, when taken together with all other Property of Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. Borrower or any of its Subsidiaries shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in an aggregate amount of $10,000,000 or more in excess of insurance proceeds, which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10. Any Change in Control shall occur.

     7.11. Nonpayment by Borrower of any Rate Hedging Obligation owed to any Lender when due or the breach by Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any such Rate Hedging Obligation.

     7.12. Any License of any Material Insurance Subsidiary issued in its state of domicile or in a state in which its earned premiums in the prior Fiscal Year constituted 10% or more of net earned premiums, on a consolidated basis, in such period (a) shall be revoked by the Governmental Authority which issued such License, or any formal action (administrative or judicial) to revoke such License shall have been commenced against such Material Insurance Subsidiary and shall not have been dismissed within 30 days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 30 days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Material Insurance Subsidiary.

     7.13. Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $5,000,000 in any single instance or other such orders imposing fines in excess of $10,000,000 in the aggregate after the date of this Agreement in any Fiscal Year by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

     7.14. Any Material Insurance Subsidiary shall become subject to
(a) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or (b) any other directive or mandate issued by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, which in either case is not stayed within twenty (20) days.

				  ARTICLE VIII
		 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
		 ----------------------------------------------

     8.1. Acceleration.  If any Default described in Section 7.6 or 7.7
	  ------------                               -----------    ---
occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

     If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default

(other than any Default as described in Section 7.6 or 7.7 with respect to
					-----------    ---
Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments.  Subject to the provisions of this Article VIII, the
	  ----------                                     ------------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder; provided, that no such supplemental agreement
			       --------
shall, without the consent of all of the Lenders:

	  (a) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

	  (b) Reduce the percentage specified in the definition of Required Lenders;

	  (c) Extend the Facility Termination Date, or reduce the
amount or extend the payment date for, the mandatory payments required under
Section 2.2 or increase the amount of the Commitment of any Lender hereunder,
-----------
or permit Borrower to assign its rights under this Agreement; or

	  (d) Amend this Section 8.2.
			 -----------
No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent
				  --------------
of any other party to this Agreement. No amendment, waiver or consent relating to any Lender shall be effective without the written consent of the Required Lenders.

     8.3. Preservation of Rights.  No delay or omission of the Lenders or the
	  ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to
Section 8.2, and then only to the extent in such writing specifically set
-----------
forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

				 ARTICLE IX
			     GENERAL PROVISIONS
			     ------------------

     9.1. Survival of Representations.  All representations and warranties of
	  ---------------------------
Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. Governmental Regulation.  Anything contained in this Agreement to
	  -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings.  Section headings in the Loan Documents are for convenience
	  --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement.  The Loan Documents embody the entire agreement
	  ----------------
and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in
Section 10.13.
-------------

     9.5. Several Obligations; Benefits of this Agreement.  The respective
	  -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.6. Expenses; Indemnification.  (a)  Borrower shall reimburse the Agent
	  -------------------------
for all reasonable costs associated with the closing of the transactions contemplated by this Agreement including, but not limited to, all of Agent's out-of-pocket expenses in an amount not to exceed $3,500, and all reasonable attorneys' fees and expenses of attorneys engaged by the Agent. Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Borrower acknowledges that from time to time Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to Borrower's assets for internal use by
	      -------
Agent from information furnished to it by or on behalf of Borrower, after Agent has exercised its rights of inspection pursuant to this Agreement.

	(b) Borrower hereby further agrees to indemnify the Agent and each Lender and the directors, officers and employees of each against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, the other Closing Transactions or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that (i) they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or (ii) that they arise solely from any dispute of or any litigation or other proceeding instituted by any Lender against the Agent (if the Agent was determined to have breached its obligations to such Lender hereunder) or (for Persons other than the Agent and its directors, officers and employees) any other Lender. The obligations of Borrower under this Section 9.6 shall survive the
				       -----------
termination of this Agreement.

     9.7. Number of Documents.  All statements, notices, closing documents,
	  -------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. Accounting.  Except as provided to the contrary herein, all
	  ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP or SAP, as the case may be.

     9.9. Severability of Provisions.  Any provision in any Loan Document that
	  --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. Nonliability of Lenders.  The relationship between Borrower on the
	   -----------------------
one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to Borrower. Neither the Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations. Borrower agrees that neither the Agent nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from (a) the gross negligence or willful misconduct of the party from which recovery is sought or (b) the failure of the party from which recovery is sought to honor its Commitment hereunder. Neither the Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. Confidentiality.  Each of the Agent and each Lender agrees to hold
	   ---------------
any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective

Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, provided that if not prohibited by law, the Agent or such Lender will use reasonable efforts to provide notice to Borrower of the requested disclosure and give Borrower a reasonable opportunity to seek a protective order with respect to such information prior to delivering confidential information in response thereto, (e) to any Person in connection with any legal proceeding to which that Lender is a party, to the extent reasonably necessary, and (f) permitted by Section 12.4.
					   ------------

     9.12. Nonreliance.  Each Lender hereby represents that it is not relying
	   -----------
on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13. Disclosure.  Borrower and each Lender hereby (a) acknowledge and
	   ----------
agree that Agent and/or its Affiliates from time to time may make other loans to or have other relationships with Borrower, and (b) waive any liability of Agent or such Affiliate to Borrower or any Lender, respectively, arising out of or resulting from such loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Agent or its Affiliates.

				  ARTICLE X
				  THE AGENT
				  ---------

     10.1. Appointment; Nature of Relationship.  LaSalle is hereby appointed
	   -----------------------------------
by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the
	-----
Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X.  Notwithstanding the use of the defined term "Agent," it is
---------
expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. The Documentation Agent shall have no duties or responsibilities under this Agreement or any other Loan Document.

     10.2. Powers.  The Agent shall have and may exercise such powers under
	   ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity.  Neither the Agent nor any of its directors,
	   ----------------
officers, agents or employees shall be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc.  Neither the Agent nor
	   ------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered solely to the
----------
Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or of any of Borrower's Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity as a Lender).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel.  The Agent may execute any of its
	   --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel.  The Agent shall be entitled to
	   ------------------------------
rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification.  The Lenders agree to
	   -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, that no Lender
					       --------
shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall
							 ------------
survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default.  The Agent shall not be deemed to have
	   -----------------
knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender.  In the event the Agent is a Lender, the
	    ------------------
Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any Subsidiary in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision.  Each Lender acknowledges that it has,
	    ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance

<PAGEa>

upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent.  The Agent may resign at any time by giving
	    ---------------
written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of Borrower (which consent shall not be unreasonably withheld), on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in
					    ---------
effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used
			   -------------
in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13.  Agent's Fee.  Borrower agrees to pay to the Agent, for its own
	     -----------
account, the fees agreed to by Borrower and the Agent pursuant to that certain fee letter agreement dated as of even date herewith, or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates.  Borrower and the Lenders agree that
	    ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX
								 -----------
and X.
    -
				    52

				 ARTICLE XI
			 SETOFF; RATABLE PAYMENTS
			 ------------------------

     11.1. Setoff.  In addition to, and without limitation of, any rights of
	   ------
the Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due. Notwithstanding the above, this right of setoff shall not apply to any deposits held by Borrower or a Subsidiary in a fiduciary or custodial capacity.

     11.2. Ratable Payments.  If any Lender, whether by setoff or otherwise,
	   ----------------
has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received
   -----------  ---  ---    ---
by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans or, in the alternative, to submit such overpayment received by such Lender to Agent for application by Agent to the other Lenders such that each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to the Obligations of Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loans.

				 ARTICLE XII
	      BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
	      -------------------------------------------------

     12.1. Successors and Assigns.  The terms and provisions of the Loan
	   ----------------------
Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that (a) Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3.  Notwithstanding clause (b) of this Section, any Lender
     ------------
may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, that no such assignment to a Federal Reserve Bank
	      --------
shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other
------------
transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any

Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2. Participations.
	   --------------
	   12.2.1 Permitted Participants; Effect.  Any Lender may, in
		  ------------------------------
the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants")
						       ------------
participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest, right and/or obligation of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.


	   12.2.2 Voting Rights.  Each Lender shall retain the sole
		  -------------
right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the Interest Rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases all or substantially all of the collateral, if any, securing any such Loan.

	   12.2.3 Benefit of Setoff.  Borrower agrees that each
		  -----------------
Participant shall be deemed to have the right of setoff provided in
Section 11.1 in respect of its participating interest in amounts owing under
------------
the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
Section 11.1 with respect to the amount of participating interests sold to
------------
each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1,
							   ------------
agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
Section 11.2 as if each Participant were a Lender.
------------

     12.3. Assignments.
	   -----------

	   12.3.1 Permitted Assignments.  Any Lender may, in the
		  ---------------------
ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any
						     ----------
part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may
				      ---------
be agreed to by the parties thereto. The consent of Borrower, the Lender and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a

Lender or an Affiliate thereof; provided, that if a Default has occurred and
				--------
is continuing, the consent of Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless (x) each of Borrower and the Agent otherwise consents or (y) the proposed Purchaser is already a Lender) be in an amount not less than the lesser of (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

	   12.3.2 Effect; Effective Date.  Upon (a) delivery to the
		  ----------------------
Agent of a notice of assignment, substantially in the form attached as
Exhibit I to Exhibit B (a "Notice of Assignment"), together with any consents
	     ---------     --------------------
required by Section 12.3.1, and (b) payment of a $3,500 fee (payable by the
	    --------------
assigning Lender or its assignee) to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent
			   --------------
and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information.  Borrower authorizes each Lender to
	   ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and
							    ----------
any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided, that each Transferee and prospective Transferee agrees to be bound
--------
by Section 9.11 of this Agreement.
   ------------

     12.5. Tax Treatment.  If any interest in any Loan Document is transferred
	   -------------
to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).
				 --------------

			       ARTICLE XIII
				  NOTICES
			       ------------

     13.1. Notices.  Except as otherwise permitted by Section 2.15 with
	   -------                                    ------------
respect to telephonic Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) at its address or facsimile number set forth on the signature pages hereof, or (y) at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and Borrower in accordance with the provisions of this
Section 13.1.  Each such notice, request or other communication shall be
------------
effective (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (b) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Agent under
			   --------
Article II shall not be effective until received.
----------

     13.2. Change of Address.  Borrower, the Agent and any Lender may each
	   -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

				ARTICLE XIV
				COUNTERPARTS
				------------

This Agreement may be executed in any number of original counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such original counterpart. This Agreement may also be executed in any number of e-mailed counterparts, all of which taken together shall constitute one agreement, even if printed separately from different print servers, and any of the parties hereto may execute this Agreement by signing any such e-mailed counterpart. This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

				ARTICLE XV
	 CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
	 ------------------------------------------------------------

     15.1. CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
	   -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION.  BORROWER HEREBY IRREVOCABLY SUBMITS TO
	   -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE

HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL.  BORROWER, THE AGENT AND EACH LENDER HEREBY
	   --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

		  [Remainder of Page Intentionally Left Blank]

	IN WITNESS WHEREOF, Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

				      BORROWER:

				      OHIO CASUALTY CORPORATION


				      By:
					  -----------------------------------
				      Name:  A. Larry Sisk
				      Title:  Vice President and Treasurer

				      Address:     9450 Seward Road
						   Fairfield, Ohio  45014
				      Attention:   A. Larry Sisk
				      Telephone:   (513) 603-2174
				      Telecopy:    (513) 682-5228
Commitments
-----------

$30,000,000                           LASALLE BANK NATIONAL ASSOCIATION,
				      as a Lender and as Agent

				      By:
					 -----------------------------------
				      Name: Linda A. Whittaker
				      Title: Assistant Vice President

				      Address:    135 South LaSalle Street
						  Chicago, Illinois 60603
				      Attention:  Linda A. Whittaker
				      Telephone:  (312) 904-2639
				      Telecopy:   (312) 904-6189

$25,000,000                           ING CAPITAL LLC, as a Lender and as
				      Documentation Agent

				      By:
					 ------------------------------------
				      Name: Mark R. Newsome
				      Title:  Associate

Address:                              Address:    1325 Avenue of the Americas
						  New York, New York  10019
				      Attention:  Mark R. Newsome, CFA
				      Telephone:  (646) 424-8453
				      Telecopy:   (646) 424-8577

$15,000,000                           CITICORP USA, INC., as a Lender

				      By:
					 ------------------------------------
				      Name:
					    ---------------------------------
				      Title:
					    ---------------------------------

Address:                              Address:   388 Greenwich Street, Floor 22
						 New York, New York  10013
				      Attention:  Gregory Kroitzsh
				      Telephone:  (212) 816-4018
				      Telecopy:   (212) 801-4109


$10,000,000                           FIRST FINANCIAL BANK, N.A., as a Lender

				      By:
					  -----------------------------------
				      Name:   Brendan J. Burns
				      Title:  Senior Vice President

				      Address:    300 High Street
						  Hamilton, Ohio  45011
				      Attention:  Vaden W. Fitton
				      Telephone:  (513) 867-5530
				      Telecopy:   (513) 867-4515
____________
$80,000,000     Aggregate Commitment

				 EXHIBIT A

			   COMPLIANCE CERTIFICATE
			   ----------------------


     I,                                ,  certify that I am the
	------------------------------
					   of Ohio Casualty Corporation
------------------------------------------
("Borrower"), and that as such I am authorized to execute this Compliance Certificate on behalf of Borrower, and DO HEREBY FURTHER CERTIFY on behalf of Borrower that:

     1. I have reviewed the terms of that certain Credit Agreement, dated as of July 31, 2002, among Borrower, the financial institutions named therein (the "Lenders"), LaSalle Bank National Association, as agent (the "Agent") and ING Capital LLC, as Documentation Agent (as amended, supplemented or modified from time to time, the "Credit Agreement") and I have made, or have caused to be made, a detailed review of the transactions and conditions of Borrower and its Subsidiaries (as this and other capitalized terms not defined herein are defined in the Credit Agreement) during the accounting period covered by the attached financial statements;

     2. The above-referenced examinations did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default as of the date of this Compliance Certificate, except as set forth below; and

     3. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in
	Section 6.20 of the Credit Agreement, all of which data and computations are true, complete and correct.

	Described below are the exceptions, if any, to paragraph 2 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

	--------------------------------------------------------------

	--------------------------------------------------------------

	--------------------------------------------------------------

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Compliance
Certificate in support hereof, are made and delivered this        day
							   ------
of              , 2002.
   -------------


					  OHIO CASUALTY CORPORATION


					  By:
					      ------------------------------


					  Title:
						 ---------------------------

				 SCHEDULE I
				 ----------

Section 6.20.1  Interest Coverage Ratio
--------------  -----------------------

1.  Required Interest Coverage Ratio:                      4.0 to 1.0

2.  Actual Interest Coverage Ratio

    (a) the maximum aggregate amount of all ordinary      $
	dividends and distributions available for           ----------
	distribution, whether or not paid, from any
	Insurance Subsidiary for the period of four
	Fiscal Quarters ending on
				   -----------------

    (b) the maximum aggregate amount of all other         $
	distributions available from all other              ----------
	Subsidiaries that are not Insurance Subsidiaries
	for the period of four Fiscal Quarters ending
	on
	    ------------------------------
    (c) cash and marketable securities of Borrower (not    $
	to exceed $25,000,000) on                            ----------
				  --------------------

    (d) sum of (a) plus (b) plus (c)                       $
							    ----------
    (e) Consolidated Interest Expense for the period of
	four Fiscal Quarters ending on                     $
				       ----------------      ----------

    (f) ratio of (d) to (e)      to 1.0
			    ----

Section 6.20.2 -- Leverage Ratio
--------------    --------------

1.  Required Leverage Ratio 0.30 to 1.0

2.  Actual Leverage Ratio:

    (a)  Consolidated Indebtedness as of the end            $
	 of the Fiscal Quarter ending on                      ----------
					 -----------

    (b)  Consolidated Total Capitalization as of the        $
	 end of the Fiscal Quarter ending on                  ----------
					     ----------

    (c)  ratio of (a) to (b)                                       to 1.0
							      ----

Section 6.20.3 -- Consolidated Net Worth
--------------    ----------------------

1.  Required Consolidated Net Worth:                         $800,000,000

2.  Actual Consolidated Net Worth as of the end of           $
    the Fiscal Quarter ending on                               ----------
				 -------------------

Section 6.20.4 - OCIC Statutory Capital and Surplus
--------------   ----------------------------------

1.  Required OCIC Statutory Capital and Surplus:

    (a)  Through September 30, 2003                          $625,000,000

    (b)  On December 31, 2003 and as of the end of           $650,000,000
	 each Fiscal Quarter thereafter

2.  Actual OCIC Statutory Capital and Surplus as of          $
    the end of the Fiscal Quarter ending on                    ----------
					    ---------

Section 6.20.5-OCIC Risk Based Capital
-------------- -----------------------

1.  Required RBC Ratio                                       175%

2.  Actual RBC Ratio:

    (a) Total Adjusted Capital as of the end of
	the Fiscal Year ending on                            -----------
				  ---------------

    (b) Company Action Level RBC as of the end
	of the Fiscal Year ending on                         -----------
				     -------------
    (c) ratio of (a) to (b)                                            %
							      ---------

				 Exhibit B
				 ---------

				  FORM OF
			   ASSIGNMENT AGREEMENT


	This Assignment Agreement (this "Assignment Agreement") between
	       (the "Assignor") and                                 (the
--------------                      -------------------------------
"Assignee") is dated as of                     .  The parties hereto agree as
			   --------------------
follows:

     1. PRELIMINARY STATEMENT.  The Assignor is a party to the Credit
	---------------------
Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used but not
	     ----------
otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and
	-------------------------
assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding
					   ----------
rights and obligations under the Credit Agreement relating to the Loans and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.
			  ----------

     3. EFFECTIVE DATE.  The effective date of this Assignment
	--------------
Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by
	  ----------
the Agent) after a Notice of Assignment substantially in the form of Exhibit I
								     ---------
attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent pursuant to
Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed
			 ---------
Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENT OBLIGATIONS.  On and after the Effective Date, the
	-------------------
Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby.
The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Prime Rate Advances assigned to the Assignee hereunder, and (b) with respect to each LIBOR Advance made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor,
(ii) on such earlier date agreed to by the Assignor and the Assignee, or
(iii) on the date on which any such LIBOR Advance either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Advance assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such LIBOR Advance shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective
Date to the end of the existing Interest Period applicable to such LIBOR Advance (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by Borrower with respect to any LIBOR Advance sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Advance sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any LIBOR Advance which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such LIBOR Advance, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such LIBOR Advance assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (x) any principal payments received from the Agent with respect to LIBOR Advances prior to the Payment Date, and (y) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Prime Rate Loans, or the Payment Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     * Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the
	----------------------------
Assignor a fee on each day on which a payment of interest or non-use fees is made under the Credit Agreement with respect to the amounts assigned to the

Assignee hereunder (other than a payment of interest or non-use fees for the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof).  The amount of such fee shall be the difference between
---------
(a) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (b) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the
Assignee hereunder if each interest rate was    of 1% less than the interest
rate paid by Borrower or if the non-use fee was      of 1% less than the non-
						 ---
use fee paid by Borrower, as applicable.  In addition, the Assignee agrees to
pay    % of the recordation fee required to be paid to the Agent in
    ---
connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
LIABILITY.
----------------------------------------------------------------------
The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (a) confirms
	-------------------------------
that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets
	      ----------
or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

* to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8. INDEMNITY.  The Assignee agrees to indemnify and hold the
	---------
Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement. The obligations of the Assignee under this Section 8 shall survive the payment
					   ---------
of all amounts hereunder and the termination of this Agreement.

     9. SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the
	----------------------
Assignee shall have the right pursuant to and in accordance with Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person; provided, that (a) any such
					    --------
subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5, 6, 7 and 8 hereof.
		      ----------  -  -  -     -

     10. REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the
	 ----------------------------------
Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1
								   ----------
shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT.  This Assignment Agreement and the attached
	 ----------------
Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW.  THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY
	 -------------
THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     13. NOTICES.  Notices shall be given under this Assignment
	 -------
Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.
							       ----------


			 [signature page to follow]

	IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


[NAME OF ASSIGNOR]                             [NAME OF ASSIGNEE]


By:                                            By:
    ------------------                             ------------------

Title:                                         Title:
       ---------------                                ---------------

				 SCHEDULE 1
			  TO ASSIGNMENT AGREEMENT


1.  Description and Date of Credit Agreement:

    That certain Credit Agreement dated as of July 31, 2002 among Ohio Casualty Corporation, the financial institutions named therein, LaSalle Bank National Association, as Agent and ING Capital LLC, as Documentation Agent.

2.  Date of Assignment Agreement:               , 20
				  --------------    --

3.  Amounts (As of Date of Item 2 above):

    (a)   Total of Commitments (Loans)*
	  under Credit Agreement                   $
						     ----------------

    (b)   Assignee's percentage of the
	  (Loans)* Commitments purchased
	  under the Assignment Agreement**                    %
						    ----------

4.  Assignee's aggregate (Loan amount)*
    Commitment amount purchased hereunder:          $
						      -------------

5.  Proposed Effective Date:
						      -----------

Accepted and Agreed:

[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]


By:                                       By:
    ---------------------                     ---------------------

Title:                                    Title:
       ------------------                        ------------------


 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment

** Percentage taken to 10 decimal places

		  ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT


	    Attach Assignor's Administrative Information Sheet, which must
	       include notice address for the Assignor and the Assignee

			    (sample form shown below)

ASSIGNOR INFORMATION
--------------------

CONTACT:
-------

Name:
      -------------------
Telephone No.:
	       ----------
Fax No:
	-----------------

Payment Information:
-------------------

Name & ABA No. of Destination Bank:
				    ----------------------
Account Name & Number for Wire Transfer:
					 -----------------
Other Instructions:
		    --------------------------------------


Address for Notices for Assignor:
--------------------------------


ASSIGNEE INFORMATION
--------------------

Credit Contact:
--------------

Name:
      -------------------
Telephone No.:
	       ----------
Fax No:
	-----------------


KEY OPERATIONS CONTACTS:
-----------------------

Booking Installation:

Name:
      -------------------
Telephone No.:
	       ----------
Fax No:
	-----------------

PAYMENT INFORMATION:
-------------------

Name & ABA No. of Destination Bank:
				    ----------------------
Account Name & Number for Wire Transfer:
					 -----------------
Other Instructions:
		    --------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNEE:
--------------------------------



LASALLE INFORMATION
-------------------

Assignee will be called promptly upon receipt of the signed agreement.


Initial Funding Contact:                Subsequent Operations Contact:
-----------------------                 -----------------------------

Name:                                           Name:
      -----------------                               ---------------
Telephone No.: (312)                    Telephone No.: (312)
Fax No.: (312)                          Fax No.: (312)


Initial Funding Standards
-------------------------

LIBOR - Fund 2 days after rates are set.

LaSalle Wire Instructions:
-------------------------

LaSalle Bank National Association, ABA
				       ---------------
BNF =           /   , Ref:
      ---------- ---

Address for Notices for LaSalle:
-------------------------------

Chicago, IL
Attn:

Fax No. (312)             or (312)
	     ------------         -----------

				 EXHIBIT I
			  TO ASSIGNMENT AGREEMENT

			    NOTICE OF ASSIGNMENT


								   ,
						  -------------- --  --

To:     Ohio Casualty Corporation
	9450 Seward Road
	Fairheid, Ohio 45014

	LaSalle Bank National Association
	135 South LaSalle Street
	Chicago, Illinois 60603

From:   [NAME OF ASSIGNOR] (the "Assignor")

	[NAME OF ASSIGNEE] (the "Assignee")


	1. We refer to the Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used
		       ----------
herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

	2. This Notice of Assignment (this "Notice") is given and delivered to Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

	3. The Assignor and the Assignee have entered into an Assignment
Agreement, dated as of                   ,      (the "Assignment"), pursuant
		       ------------------ ----
to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstanding, rights and obligations under the Credit
----------
Agreement relating to the facilities listed in Item 3 of Schedule 1,
							 ----------
including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facilities. The effective date of the Assignment (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such
				   ----------
shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent; provided, that the Effective Date
					    --------
shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

	4. The Assignor and the Assignee hereby give to Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on
----------
such date pursuant to Section 3 hereof and will confer with the Agent to
		      ---------
determine the Effective Date pursuant to Section 3 hereof if it occurs
					 ---------
thereafter. The Assignor shall notify the Agent if the Assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

	5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

	6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause Borrower to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from Borrower upon its receipt of new Notes in the appropriate amount.

	7. The Assignee advises the Agent that notice and payment
instructions are set forth in the attachment to Schedule 1.
						----------

	8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

	9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                              [NAME OF ASSIGNEE]


By:                                             By:
    -----------------                               -----------------

Title:                                          Title:
      ---------------                                  --------------

Acknowledged And Consented                   [Acknowledged And Consented
To by LaSalle Bank National                  To by Ohio Casualty
Corporation]
Association, As Agent


By:                                          By:
    -----------------------                      -----------------------

Title:                                       Title:
       --------------------                         --------------------



	       [Attach photocopy of Schedule 1 to Assignment]

				  Exhibit C
				  ---------

				   FORM OF
			       REVOLVING NOTE



$                                                    Dated:  July 31, 2002
  -------------


     FOR VALUE RECEIVED, Ohio Casualty Corporation ("Borrower") HEREBY PROMISES TO PAY to the order of
				---------------------------------------
(the "Lender") the principal sum of                             United States
				     -------------------------
Dollars ($          ) or, if less, the aggregate unpaid principal amount of
	  ----------
the Revolving Loans made by the Lender to Borrower pursuant to Section 2.1 of
							       -----------
the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in accordance with the Credit Agreement to LaSalle Bank National Association, as Agent (the "Agent") on behalf of the Lender in immediately available funds. The Revolving Loans made by the Lender to Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on Schedule A attached hereto which is part of this
		     ----------
Revolving Note or otherwise in accordance with its usual practices; provided,
								    --------
however, that the failure to so record shall not affect Borrower's obligations
-------
under this Revolving Note.

     This Revolving Note is a Revolving Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 31, 2002 by and among Borrower, the financial institutions signatory thereto (including the Lender), the Agent and ING Capital LLC, as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Note.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

					OHIO CASUALTY CORPORATION


					By:
					    ------------------------------


					Title:
					       ---------------------------

				 Schedule A
				 ----------

			    Revolving Credit Note

			     dated July 31, 2002

			   payable to the order of

				   [Lender]
				   --------


-----------------------------------------------------------------------------

			      PRINCIPAL PAYMENTS

-----------------------------------------------------------------------------
		   Amount of        Amount of       Unpaid
		   Principal        Principal      Principal       Notation
Date               Borrowed          Repaid         Balance        Made by
-----------------------------------------------------------------------------

				   EXHIBIT D

			      SOLVENCY CERTIFICATE


     The undersigned,                        , hereby certifies that the
		      -----------------------
undersigned (a) is the                              of Ohio Casualty
		       ----------------------------
Corporation (the "Borrower"), (b)  is familiar with the properties, business
		  --------
and assets of the Borrower and (c) is authorized to execute and deliver this Certificate on behalf of the Borrower. The undersigned further certifies that the undersigned has carefully reviewed the contents of this Certificate and, in connection herewith, has made such investigations and inquiries as the undersigned deemed necessary and prudent. The undersigned further certifies that the undersigned believes that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and continue to be reasonable as of the date hereof. Capitalized terms used herein that are defined in the Credit Agreement dated as of July 31, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders named
		   ----------------
therein (the "Lenders"), LaSalle Bank National Association, as agent for the
	      -------
Lenders (in such capacity, the "Agent") and ING Capital LLC, as Documentation
				-----
Agent, are used herein as so defined. The undersigned hereby further certifies that it is the belief of the undersigned that:

     1. As of the date hereof, and after giving effect to the initial
Loans under the Credit Agreement, the value (in accordance with GAAP or SAP) of the assets of the Borrower and its Subsidiaries, on a consolidated basis will exceed the debts and liabilities, subordinated, contingent or otherwise of the Borrower and its Subsidiaries on a consolidated basis.

     2. As of the date hereof, and after giving effect to the initial
Loans under the Credit Agreement, the present value (in accordance with GAAP or SAP) of the assets of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

     3. As of the date hereof, and after giving effect to the initial
Loans under the Credit Agreement, the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

     4. As of the date hereof, and after giving effect to the initial
Loans under the Credit Agreement, the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     5. The Borrower or its Subsidiaries do not intend, in consummating the transactions contemplated by the Credit Agreement, to delay hinder or defraud either present or future creditors or other Persons to which the Borrower or its Subsidiaries is or will become, on or after the date hereof, indebted.

     6. The Credit Agreement was executed and delivered by or on behalf of the Borrower to the Agent and the Lenders in good faith and in exchange for a reasonably equivalent value.

     7. In reaching the conclusions set forth in this Certificate, I have considered, among other things,:

	(a) the cash and other current assets of the Borrower and its Subsidiaries;

	(b) refinancing or other replacements of existing liabilities, debts, obligations and commitments which the Borrower and its Subsidiaries reasonably expect will be available on the dates of their respective maturities;

	(c) the estimated value of all property, real and personal, tangible and intangible, of the Borrower and its Subsidiaries;

	(d) the audited financial statements of the Borrower dated December 31, 2001 and the unaudited financial statements of the Borrower dated March 31, 2002, all as previously delivered to the Agent and the Lenders;

	(e) all liabilities of the Borrower and its Subsidiaries known to me on all claims, whether or not reduced to judgment, liquidated, unliquidated, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, fixed or contingent, including, among other things, claims arising out of pending or, to my knowledge, threatened litigation against the Borrower and its Subsidiaries;

	(f) historical growth in revenues and cash flows of the Borrower and its Subsidiaries and anticipated growth in revenues and cash flows of the Borrower and its Subsidiaries and (1) certain pro forma financial information of the Borrower and its Subsidiaries and
(2) the Borrower's business plan, both as previously delivered to the Agent and the Lenders; and

	(g) the amount of equity capital of the Borrower.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of July 31, 2002.

					    OHIO CASUALTY CORPORATION


					    By:
						--------------------------

					    Name:
						  ------------------------

					    Title:
						   -----------------------



				     3